                                                                    EXHIBIT 99.2

      IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                IN AND FOR NEW CASTLE COUNTY


PAINEWEBBER R & D PARTNERS II, L. P.  )
in the right and on behalf of         )
Centocor Partners III, L.P.,          )
                                      )
             Plaintiff,               )
                                      )
        v.                            )    Case No. 14405
                                      )
CENTOCOR, INC. and CENTOCOR           )
DEVELOPMENT CORPORATION III, INC.,    )
                                      )
             Defendants,              )
                                      )
        and                           )
                                      )
CENTOCOR PARTNERS III, L.P.,          )
                                      )
             Nominal Defendant.       )



                         COMPLAINT
                         ---------

        Plaintiff, PaineWebber R & D Partners II, L.P.
("PW R&D II"), by and through its undersigned counsel, alleges for its complaint based on knowledge as to its own conduct and upon information and belief as to the conduct of others, as follows:

                   Preliminary Statement
                   ---------------------

          1. Plaintiff brings this action derivatively on behalf of nominal defendant Centocor Partners III, L.P. ("CP III"), in response to a series of actions taken by defend-ants Centocor, Inc. ("Centocor") and Centocor Development Corporation III ("Centocor Development"), which is both the wholly owned subsidiary of Centocor and the General Partner of CP III. CP III is a limited partnership which provided investment capital for the development by Centocor of a drug known as CentoRx (subsequently named ReoPro), which is designed to treat the formation of blood clots in the cardiovascular system.

          2. On or about approximately July 15, 1992, Cen-tocor entered into a series of agreements (the "Lilly Agree-ments") with Eli Lilly & Company ("Lilly"), relating to the marketing of CentoRx and another drug, Centoxin, which was a completely different Centocor product in which CP III has no financial interest

          3.   Under the Lilly Agreements, Lilly paid
Centocor at least $100 million. Centocor and Lilly allocated $50 million as payment for two million shares of Centocor common stock and they allocated most of the other
$50 million as a payment relating to Centoxin. Purportedly in return for a $500,000 portion of the latter $50 million, Lilly was provided an option to acquire exclusive marketing rights to CentoRX, exercisable without further payment if the FDA failed to approve Centoxin by January 1, 1994.

          4. The $500,000 option price bore no relation to the true market value of the rights to market CentoRx. The purported allocation of the $100 million price was false and was designed, at least in part, to avoid paying CP III the fair and full value of the portion of the $100 million that was owed to CP III as a result of the transfer to Lilly of marketing rights to CentoRx. Indeed, in the Lilly Agree-

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

ments, Lilly and Centocor established a $25 million exercise price for the marketing rights to CentoRx if the FDA did approve Centoxin. Thus, Centocor and Lilly recognized that, if the success or failure of Centoxin was disregarded, the value of the right to market CentoRx in accordance with the other terms of the Lilly agreements was at least $25 million. Stated differently, Centocor effectively agreed to reduce the price for CentoRx by $25 million if the FDA refused to approve Centoxin. In doing so, Centocor treated the investors in CentoRx as if they were somehow interchangeable with the Centoxin investors, which they are not. Except for a share of the $500,000, CP III was not paid any portion of the $100 million Lilly paid to Centocor.

          5. In addition, in consummating the Lilly Agree-ments, Centocor breached its contractual agreements with CP III and breached and continues to breach, and caused Cento-cor Development to breach and to continue to breach, fiduciary duties owed to CP III. Centocor lacked the right or power to enter into the Lilly Agreements because CP III possessed exclusive marketing rights to CentoRx. Centocor and Centocor Development were obligated to, but did not maximize the value to CP III investors of the marketing rights to CentoRx. Instead, Centocor entered into to the Lilly Agreements and, pursuant to those agreements, Centocor purported to allocate a large portion of the revenues and profits to be derived from the sale of CentoRx to Lilly and

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

thereby substantially and improperly reduce the profits and revenues to be received by CP III investors.

                         The Parties
                         -----------

          6. Plaintiff PW R&D II is a limited partnership organized under the laws of the State of Delaware, having a registered office in Delaware and its principal place of business in New York, New York. PW R&D II is, and at the time of the Lilly Agreements and at all other relevant times was, a limited partner in CP III.

          7. Defendant Centocor in a Pennsylvania corpora-tion with its principal place of business in Malvern, Penn-sylvania.

          8. Defendant Centocor Development is a Delaware corporation, with its principal place of business in Malvern, Pennsylvania. Centocor Development is both a wholly owned subsidiary of defendant Centocor and the general partner of CP III. At all relevant times, Centocor treated Centocor Development as an instrumentality of Centocor, and Centocor Development did not act in any independent fashion or exercise any business judgment in connection with the Lilly Agreements. Centocor Development does not have any separate employees from those of Centocor, and the Centocor officers who are also officers and directors of Centocor Development completely controlled Centocor Development and caused it not to take any action with respect to the Lilly Agreements. The directors of

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

Centocor Development who are not Centocor officers were not even consulted about the Lilly Agreements when those agreements were entered into, and the concerns they later expressed about the Lilly Agreements were disregarded by Centocor Development's Centocor insiders.

          9. CP III, which is named as a nominal defendant in this derivative action, is a limited partnership organized under the laws of the State of Delaware, and has a registered office in Delaware and its principal place of business in Malvern, Pennsylvania.

                     Factual Allegations
                     -------------------

          10. On December 9, 1987, CP III was established as a limited partnership to raise capital for the develop-ment of CentoRx. The rights and duties of the partners in CP III were established by an agreement of limited partner-ship ("Limited Partnership Agreement").

          11. PW R&D II invested in CP III. PW R&D II's capital contribution was approximately $12 million, or roughly 22% of the approximate $54.2 million aggregate contribution of all of the limited partners of CP III.

          12. Paragraph 7.5 of the Limited Partnership Agreement provides, in pertinent part, that Centocor Development, as the general partner of CP III, "shall manage and control the affairs of CP III to the best of its ability, and the General Partner shall use its best efforts
                                 --------------------------
to carry out the purposes of CP III for the benefit of all
- ----------------------------------------------------------

                                      -5-
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of the partners."  (Emphasis added).  Paragraph 7.5 further
- ----------------
provides that "[i]n exercising its power, the General Part-
                                          -----------------
ner recognizes its fiduciary responsibility to CP III."
- ------------------------------------------------------
(Emphasis added).

          13.  As the general partner of CP III, Centocor
Development's power to enter into contracts, agreements, licenses or other instruments with respect to the develop-ment and marketing of CentoRx, as set forth in Paragraph
7.1(i) of the Limited Partnership Agreement, is subject to Paragraph 7.4(d) of the same, which states that such power is subject to the agreements listed in Schedule B thereof, including the Cross License, Development and Joint Venture
Agreements detailed below.

          14.  On or about December 23, 1987, Centocor and
CP III entered into a Cross License Agreement, a
Development Agreement and a Joint Venture Agreement.

          15. Section 2.01 of the Cross License Agreement grants CP III a "royalty-free ... exclusive (even as to Cen-tocor and its Affiliates), fully paid-up right and license" to use Centocor-developed technology for the development and sale of CentoRx.

          16.  Sections 2.01, 3.01 and 3.02 of the
Development Agreement requires Centocor to use its best efforts on behalf of CP III to research and develop CentoRx.

          17. The Joint Venture Agreement provides that the business of the Joint Venture is to manufacture and market

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

and to sublicense third parties to manufacture and market
CentoRx.

          18. Section 5.03 of the Joint Venture Agreement provides that "all decisions . . . affecting or arising out of the conduct of the business of the Venture shall be made by the Managing Venturer . . . ".

          19.  Under the terms of the Joint Venture Agree-
ment, Centocor Development, in its capacity as CP III's
general partner, became Managing Venturer.   (Joint Venture
Agreement (P) 5.01.)

          20. Section 3.01(a) of the Joint Venture Agree-ment provides that the parties "shall share profits and losses in the proportion of 74.97% to Centocor and 25.03% to [CP III]."

          21. Pursuant to the Partnership Purchase Agree-ment between and among Centocor, Centocor Development and CP III, in the event that Centocor purchases the limited partnership interests of the investors in CP III and the Joint Venture is thereby terminated, those investors are thereafter entitled to specified percentages of future revenues from CentoRx.

          22. Section 5.06 of the Joint Venture Agreement provides that both parties may undertake separate ventures apart from "Venture Business," provided that "such ventures shall not relate to the design, development, manufacture, sale, licensing or other disposition, or sublicensing to third parties the manufacture, use and sale [of CentoRx]."

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

          23. Section 5.14 of the Joint Venture Agreement requires, in pertinent part, that, for each year the Joint Venture is in existence, 12-month marketing and distribution plans for CentoRx must be approved by a unanimous vote of the board of directors of Centocor Development.
Furthermore, Section 5.14 provides that the goal of any marketing and distribution arrangement or plan of CentoRx must be to "maximize distributions of the Venture to [CP III]" and that before approval of any plan of marketing and distribution that is different than the method of marketing as described in the Private Placement Memorandum for CP III (the "Original Plan") "the anticipated economic consequences" of any such new plan and the anticipated economic return to CP III must be compared to the anticipated consequences and economic return from the Original Plan. Still further, Section 5.14 requires that the share of profit and losses that CP III will receive from the Joint Venture's revenue must be adjusted to take account of any changes in the plan of marketing and distribution.

          24. On or about July 15, 1992, Centocor entered into a series of agreements with Lilly, referred to herein as the Lilly Agreements.

          25.  Pursuant to the Lilly Agreements, Lilly paid
Centocor $100 million.  Purportedly, one half of one percent of that payment (i.e., $500,000) was for an option to
acquire the exclusive marketing rights to CentoRx,
exercisable without any further payment by Lilly if the FDA
did not approve a separate Centocor product known as
    ---
Centoxin by January 1, 1994.

          26.  The FDA did not approve Centoxin by January
1, 1994 and Centocor has ceased its efforts to develop and market that product.

          27. Sometime prior to June 1993, Lilly and Cento-cor concluded that Centoxin would never be approved by the FDA. Subsequently, Lilly purported to exercise its option to market CentoRx. Because of the lack of FDA approval of Centoxin, Lilly paid no additional monies to Centocor in connection with the exercise of its option. Pursuant to further agreements, Lilly has made additional payments to Centocor in connection with CentoRx. CP III has not been paid any portion of those additional payments.

          28. By its actions, Centocor has affirmed, and is estopped from denying, that the marketing rights to CentoRx at the time of the Lilly agreements were worth at least $25 million.

          29. The marketing and distribution plan embodied in the Lilly Agreements substantially reduced the revenues to be received by the Joint Venture and substantially reduced the profits from CentoRx to be received by CP III and the limited partners. Pursuant to Section 5.14 of the Joint Venture Agreement, approval of the Lilly Agreements by a unanimous vote of the board of directors of Centocor Development was required. Yet, to date, defendants Centocor and Centocor Development have not sought, much less obtained a unanimous vote of the board of directors of Centocor Development approving the Lilly Agreements. In addition, Centocor and Centocor Development have never presented to the board of directors of Centocor Development the comparison, required by Section 5.14 of the Joint Venture Agreement, of the consequences and return to CP III from the Original Plan with the return to CP III from the new plan embodied in the Lilly Agreements. Still further, despite the requirement in Section 5.14 of the Joint Venture Agree-ment for an adjustment in the percentage of the profits CP III will receive, no such adjustment has ever been proposed and considered, much less been made.

          30. Due to Centocor's domination and control of CP III's general partner, Centocor Development, and the following facts, any effort to demand that the general partner bring this action would be futile:

               (i)  Centocor Development, which is the
          general partner of CP III, is a defendant herein, has been actively involved in the various breaches of contract and fiduciary duty charged in this complaint, and is both dominated and controlled by Centocor, which treats Centocor Development as an instrumentality of Centocor, without regard for Centocor Development's separate corporate existence.

               (ii) The board of directors of Centocor
          Development consists of four persons, two of whom

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

          are officers of Centocor. In particular, they are Hubert Shoemaker, Centocor's Chairman, and David
          P. Holveck, Centocor's President and Chief
          Executive Officer. Both Shoemaker and Holveck receive substantial compensation from Centocor, and neither of them can be expected to cast an independent and disinterested vote on the question of whether to bring suit against Centocor and/or Centocor Development. Most recently, in a June 28, 1993 letter sent to a limited partner in CP III, Mr. Holveck, in his capacity as President and CEO of Centocor, denied that the rights of the investors in CP III had been violated by Centocor's entering into the Lilly Agreements or that there in any basis for the claims asserted in this complaint.

               (iii) At all relevant times, the officers of Centocor Development, who have been in control of Centocor Development's activities and actions, were officers of Centocor. The present officers of Centocor Development are Mr. Shoemaker and George C. Hobbs, who is Corporate Counsel of Centocor;

               (iv) The officers of Centocor, who caused
          Centocor to enter into the Lilly Agreements and engage in the activities challenged in this com-plaint, remain in control of Centocor Development;

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

               (v)  Centocor and its officers have at all
          relevant times consistently caused Centocor
          Development not to take any action opposing or inconsistent with or independent of Centocor's actions in question with the Lilly Agreements and the actions alleged in this complaint;

               (vi) Centocor and its officers understood that Centocor could not lawfully enter into the Lilly Agreements without obtaining the agreement of Centocor Development, and yet did not obtain or even seek such agreement prior to entering into the Lilly Agreements;

               (vii)     After Centocor entered into the
          Lilly Agreements, an outside director of Centocor Development, who was not an officer or employee of Centocor, questioned the conflict between the rights of the parties with the legal and benefi-cial interests in the profits from the sale of Centoxin and the sale of CentoRx that had not been properly dealt with in connection with the Lilly Agreements. The officers and directors of Centocor Development in control of its activities, who were also officers of Centocor, refused to take any action to deal with the concerns expressed by the outside board member;

               (viii)    In 1993, the officers of Centocor,
          who were also officers and directors of Centocor

          Development, created minutes of an April 29, 1993 meeting of the board of directors of Centocor
          Development, which falsely state that the board
          "endorsed the Lilly Agreement," when, in fact, no such endorsement occurred; and

               (ix) In 1993 and 1994, Centocor's counsel was approached on several occasions by representatives of PW R&D II and of the holders of the beneficial interest in the profits from Centoxin, concerning the matters alleged in this complaint. The same counsel representing Centocor also represent Centocor Development in connection with those matters. After being informed of the substance of the allegations set forth in this complaint, those attorneys have consistently taken the position that there were no improprieties, breaches of contract or breaches of fiduciary duty as a result of Centocor entering into the Lilly Agreements and have denied that there is any basis for the claims asserted in this complaint.

         First Cause of Action:  Breach of Contract
         ------------------------------------------

          31. Plaintiff restates and realleges the allega-tions of Paragraphs 1 to 30 as if fully set forth herein.

          32. Centocor entered into the Lilly Agreements in violation of the exclusivity provisions of Paragraph 2.01 of the Cross License Agreement.

          33. Centocor entered into the Lilly Agreements in violation of Paragraph 5.03 of the Joint Venture Agreement, which provides that only the Managing Partner of the Joint Venture, which is Centocor Development, has the power to enter into contracts, agreements, and licenses on behalf of the Joint Venture.

          34.  Centocor breached the provisions of the
Development Agreement, which require Centocor to use its best efforts to market CentoRx and to maximize the profits from CentoRx to be paid to CP III, by sacrificing CentoRx and the interests of its investors in order to raise money in connection with Centoxin.

          35. The Joint Venture Agreement provides that the parties "shall share profits and losses in the proportion of 74.97% to Centocor and 25.03% to [CP III]." Thus, based on the Joint Venture Agreement, CP III is entitled to 25.03% of all profits from the manufacturing or marketing of CentoRx. Any compensation paid to Centocor for the option or right to market CentoRx, constitutes such profits. Pursuant to the Lilly Agreements Centocor was paid at least $100 million and effectively recognized that the value of the rights to market CentoRx, apart from any consideration of Centoxin, was at least $25 million. The purported allocation of the $100 million was false and designed to avoid paying CP III its fair and full share of profits from the marketing of CentoRx. Centocor paid CP III no portion of the $100 million beyond a share of the purported $500,000 option price. Centocor's failure to distribute profits from the Lilly Agreements to CP III and/or its investors constitutes a breach of the Joint Venture Agreement.

          36. Centocor entered into the Lilly Agreements in violation of Section 5.14 of the Joint Venture Agreement.

          37. Accordingly, Centocor has breached, and has caused its subsidiary, Centocor Development, to breach the Limited Partnership Agreement, the Development Agreement, the Cross License Agreement and the Joint Venture Agreement.

        Second Cause of Action:  Declaratory Judgment
        ---------------------------------------------

          38. Plaintiff restates and realleges the allega-tions of Paragraphs 1 to 37 as if fully set forth herein.

          39. Centocor has asserted that the profits to be received by CP III from the sale of CentoRx are to be deter-mined on the basis of Lilly receiving substantial revenues and profits from the sale of CentoRx and Centocor and CP III receiving their percentages of the profits derived from sub-stantially less than the total sales revenues from CentoRx. CP III is entitled to its fair share of profits from the sale of CentoRx calculated on the basis of 100% of CentoRx sales. In the event their limited partnership interests are purchased by Centocor pursuant to the Partnership Purchase Agreement, and the Joint Venture is thereby terminated, the investors in CP III will be entitled to their share of 100% of the revenues from CentoRx as specified in the Partnership Purchase Agreement. Moreover, Centocor has asserted rights to a 17% Commission on CentoRx sales for "marketing services" when Lilly is providing such services. Centocor is providing no such services to the Joint Venture and is not entitled to such a commission. Still further, Centocor Development is asserting rights to a 10% commission on such sales for management and administrative costs that it is not incurring and it is not entitled to such a commission.

          40. A justiciable controversy exists as to the rights of CP III to share in the profits to be derived from all the revenues from the sale of CentoRx, as to the rights of the limited partners to share in their fair share of 100% of the revenues derived from the sale of CentoRx after the termination of the Joint Venture and an to the defendants' claims to receive commission for services they are not pro-viding.

      Third Cause of Action:  Breach of Fiduciary Duty
      ------------------------------------------------

          41. Plaintiff restates and realleges the allega-tions of Paragraphs 1 to 40 as if fully set forth herein.

          42. Centocor wholly owns Centocor Development and directs and controls its activities. As the general partner of CP III, Centocor Development owes a fiduciary duty to the limited partnership. Centocor is also a joint venturer with CP III. By virtue of the foregoing relationships between and among the parties, both Centocor and Centocor Development owe fiduciary duties to CP III.

          43.  In breach of the fiduciary duties owed to CP
III, Centocor gave up and Centocor Development allowed
Centocor to give up the marketing rights to CentoRx at a purported price that bore no relationship to their true value in order to induce Lilly to enter into a transaction concerning Centoxin, in which CP III has no interest.

          44. Centocor and Centocor Development breached and continue to breach their fiduciary duties to CP III by not using their best efforts to market CentoRx and maximize profits to CP III and by not adjusting the percentage of profits from the sale of CentoRx to be received by CP III.

          WHEREFORE, Plaintiff demands the following relief against Centocor and Centocor Development:

          (a)  awarding CP III compensatory damages of
25.03% of $25 million or such greater amount as the proof will show and its fair share of all other profits related to CentoRx as set forth above;

          (b) awarding CP III compensatory damages for defendants' continuing breach of their fiduciary duties;

          (c) granting CP III a judgment declaring that it is entitled to its percentage of profits and revenues, as set forth in the Joint Venture Agreement and the Partnership Purchase Agreement, from all sales of CentoRx calculated without regard to, and with no reduction caused by, revenues and costs allocated to Lilly an a result, of the Lilly

Agreements and with no commissions being paid to the defendants;

          (d) awarding plaintiff its costs, including its attorneys' fees; and

          (e) such other and further relief as the Court may deem just and proper.


                         YOUNG, CONAWAY, STARGATT & TAYLOR



                         /s/ Bruce L. Silverstein
                         -------------------------------
                         Bruce L. Silverstein
                         Matthew P. Denn
                         llth Floor, Rodney Square North
                         P.O. Box 391
                         Wilmington, Delaware 19899-0391
                         (302) 571-6600
                         Attorneys for Plaintiff

OF COUNSEL:

JONES, DAY, REAVIS & POGUE
599 Lexington Avenue
New York, New York  10022
(212) 326-3939


Dated:  July 12, 1995

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